UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Base Salary for Named Executive Officers

On January 26, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tandem Diabetes Care, Inc. (the “Company”), approved fiscal year 2016 base salary compensation for Mr. Kim Blickenstaff, the Company’s President and Chief Executive Officer, Mr. John Cajigas, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and Mr. John F. Sheridan, the Company’s Executive Vice President and Chief Operating Officer. The Compensation Committee was taking action based on the authority delegated to it by the Board. The base salary amounts received for fiscal year 2015 and to be received for fiscal year 2016 by Messrs. Blickenstaff, Cajigas and Sheridan are set forth opposite their names in the table below:

Name	2015 Base Salary	2016 Base Salary(1)
Kim D. Blickenstaff	$566,500	$583,495
John Cajigas	$360,500	$375,000
John F. Sheridan	$360,500	$375,000

(1)	Increases effective on March 5, 2016.

Determination of Cash Bonuses for Named Executive Officers Under 2015 Cash Bonus Plan

On January 26, 2016, the Compensation Committee of the Board approved the payout of a cash bonus to Messrs. Blickenstaff, Cajigas and Sheridan pursuant to the terms of the Company’s previously announced 2015 Cash Bonus Plan (the “2015 Cash Bonus Plan”). Under the terms of the 2015 Cash Bonus Plan, cash bonuses may be earned based on the achievement by the Company of specified financial performance objectives and product development milestones.  The percentage of the target cash bonus for each named executive officer that is subject to the financial objectives and the product development milestones, respectively, is set forth in the table below:

Targets	Percentage of Target Bonus
Financial Performance Objectives	80%
Product Development Milestones	20%
TOTAL	100%

However, under the terms of the 2015 Cash Bonus Plan, the Board and the Committee also retain the flexibility to consider other factors deemed appropriate in their discretion.

The amounts awarded to Messrs. Blickenstaff, Cajigas and Sheridan, which are materially consistent with the terms of the 2015 Cash Bonus Plan, are set forth opposite their names in the table below:

Name	2015 Cash Bonus
Kim D. Blickenstaff	$392,959
John Cajigas	$156,291
John F. Sheridan	$156,291

Concurrently, the Committee also approved the payout of a cash bonus to Mr. Robert B. Anacone, the Company’s former Executive Vice President and Chief Commercial Officer, pursuant to the terms of the 2015 Cash Bonus Plan and Mr. Anacone’s Retirement Agreement. Pursuant to the Retirement Agreement, the Company agreed to, among other things, pay Mr. Anacone any cash incentive bonus earned with respect to the fiscal year ending December 31, 2015, in accordance with the terms and conditions of the 2015 Cash Bonus Plan. The actual cash bonus payout for Mr. Anacone was determined using the same methodology applied to the other participants in the 2015 Cash Bonus Plan (other than the targeted bonus amount, which varied by participant). The cash bonus awarded to Mr. Anacone was $156,291, which will be paid to Mr. Anacone at the same time that bonuses are paid to other plan participants.

The foregoing summary of the terms of the 2015 Cash Bonus Plan does not purport to be complete and is qualified in its entirety by the terms of the 2015 Cash Bonus Plan, which was previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2014.

2016 Cash Bonus Plan for Executive Officers

On January 26, 2016, the Committee approved the adoption of a cash bonus plan that will be utilized to calculate the cash bonuses that may become payable to the Company’s executive officers and other senior management personnel with respect to fiscal year 2016 (the “2016 Cash Bonus Plan”).  The Compensation Committee was taking action based on the authority delegated to it by the Board. The 2016 Cash Bonus Plan is designed to align the interests of plan participants with the Company’s business goals and strategies, and to further the objectives of the Company’s executive compensation program.  As discussed below, the 2016 Cash Bonus Plan is intended to reward plan participants for their individual contributions to the Company’s achievement of pre-established Company financial performance objectives for fiscal year 2016 and significant product development milestones.

Target Cash Bonus Amount

The target cash bonus amount for each plan participant is set as a percentage of the participant’s base salary as determined by the Committee.  The 2016 base salary, target percentage and resulting target cash bonus amount for each named executive officer is set forth in the table below:

Name	2016 Base Salary	Target Percentage	Target Cash Bonus
Kim D. Blickenstaff	$583,495	80% (1)	$466,796
John Cajigas	$375,000	50%	$187,500
John F. Sheridan	$375,000	50%	$187,500

(1)	Mr. Blickenstaff’s target bonus percentage will be reduced to 40% ($233,398) if the Financial Performance Objectives (Part II), as described below, is not met.

Company Performance Objectives

Cash bonuses may be earned under the 2016 Cash Bonus Plan based on the achievement by the Company of specified financial performance objectives and product development milestones.  The percentage of the target cash bonus for each named executive officer that is subject to the financial objectives and the product development milestones, respectively, is set forth in the table below:

Targets	Percentage of Target Bonus
Financial Performance Objectives (Part I)	60%
Financial Performance Objectives (Part II)	20%
Product Development Milestones	20%
TOTAL	100%

Bonus payments under the 2016 Cash Bonus Plan, if any, will be made at the discretion of the Board or the Committee. The financial performance components and product development components of the 2016 Cash Bonus Plan may be earned independent of one another. If the Company does not achieve any portion of any of the financial performance components or the product development components of the 2016 Cash Bonus Plan, no payouts will be made unless the Board or the Committee, in their sole discretion, determines that there are other factors that merit consideration in the determination of bonus awards, which may be determined on an individual basis.

Company Financial Performance Objectives (Part I)

The portion of the cash bonuses that relates to the Company financial objectives (Part I) may be earned based on the Company’s actual revenue for fiscal year 2016 as compared to a pre-established 2016 revenue target (the “Revenue Target”), provided the Company also achieves at least a minimum annual operating margin percentage (the “Minimum Operating Percentage Target”).  Subject to the foregoing, the Company financial objective (Part I) portion of the cash bonuses may be earned under the 2016 Cash Bonus Plan as follows:

•

A minimum percentage growth rate over the Company’s actual 2015 revenue, which places the Company’s revenue for 2016 at 75% of the Revenue Target (the “Minimum Revenue Target”), must be achieved for any bonus to be earned under this portion of the 2016 Cash Bonus Plan.

•

If the Company’s actual revenues are between this Minimum Revenue Target and the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately based on the percent of the Revenue Target actually achieved. If the Company’s actual revenues exceed the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately as a percentage of the Revenue Target.

Potential Incremental Bonus under Company Financial Performance Objectives (Part I)

If the Company’s actual revenues are above 100% of the Revenue Target, and provided that the Company also achieves the Minimum Operating Percentage Target, then the 2016 Cash Bonus Plan has two levels of potential incremental overall goal achievement:

•

If the Company’s actual revenues are above 100% of the Revenue Target and up to 105% of the Revenue Target, the percentage of overall goal achievement under the 2016 Cash Bonus Plan will first be calculated as described above, and then for each percent of revenue achievement above 100% of the Revenue Target and up to 105% of the Revenue Target, an additional 1% will be added to the overall revenue goal achievement under the 2016 Cash Bonus Plan, and the cash bonus will be calculated based on this modified level of revenue goal achievement; or

•

If the Company’s actual revenues are above 105% of the Revenue Target, the percentage of overall goal achievement under the 2016 Cash Bonus Plan will first be calculated as described above, and then for each percent of revenue achievement above 100% of the Revenue Target, an additional 4% will be added to the overall revenue goal achievement under the 2016 Cash Bonus Plan, and the cash bonus will be calculated based on this modified level of revenue goal achievement.

Company Financial Performance Objectives (Part II)

The portion of the cash bonuses that relates to the Company financial objectives (Part II) may be earned based on the Company’s actual quarterly Earnings before Interest, Taxes, Depreciation and Amortization (and further excluding non-cash stock based compensation expense) (“EBITDA”) for fiscal year 2016.  The Company financial objective (Part II) portion of the cash bonuses may be earned under the 2016 Cash Bonus Plan for each positive EBITDA quarter achieved in 2016, provided that the Company also achieves sequential quarterly improvement of EBITDA.

Potential Incremental Bonus under Company Financial Performance Objectives (Part II)

If the Company achieves a positive EBITDA quarter during 2016, in each positive EBITDA quarter achieved, the 2016 Cash Bonus Plan has two levels of potential incremental overall goal achievement:

•

If the Company’s actual positive EBITDA is above 0% of the respective quarter’s revenue and up to 9% of the respective quarter’s revenue, for each percent of EBITDA achievement above 0% of the respective quarter’s revenue and less than 9% of the respective quarter’s revenue, an additional 1% will be added to the overall EBITDA goal achievement under the 2016 Cash Bonus Plan, and the cash bonus will be calculated based on this modified level of EBITDA goal achievement; or

•

If the Company’s actual positive EBITDA is 9% or greater of the respective quarter’s revenue, for each percent of EBITDA achievement of 0% or greater of the respective quarter’s revenue, an additional 4% will be added to the overall EBITDA goal achievement under the 2016 Cash Bonus Plan, and the cash bonus will be calculated based on this modified level of EBITDA goal achievement.

Company Product Development Milestones

The portion of the cash bonuses that relates to the Company product development milestones generally require the Company to submit regulatory filings or obtain regulatory clearance and launch certain products under development, within specified time periods.  Subject to the Committee’s final discretion, an individual product development milestone must be achieved within a required time period for the applicable portion of the 2016 Cash Bonus Plan to be achieved. Overall goal achievement of the Company’s product development milestones will be based on the portion of the product development milestones that the Company actually achieves during fiscal year 2016. The incremental bonus calculated for the Financial Performance Objectives (Part I) will also apply to this portion of the bonus to the extent the development milestones are achieved.

The foregoing summary of the terms of the 2016 Cash Bonus Plan does not purport to be complete and is qualified in its entirety by the terms of the 2016 Cash Bonus Plan, which the Company will file as an exhibit to its Form 10-K for the fiscal year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B Berger
Executive Vice President, General Counsel and Secretary

Date:  January 29, 2016